Exhibit 4.2

Execution Version

TYCO INTERNATIONAL FINANCE S.A.

TYCO INTERNATIONAL LTD.

TYCO INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

SUPPLEMENTAL INDENTURE 2014-1 TO 2009 INDENTURE

THIS SUPPLEMENTAL INDENTURE 2014-1 (this “2014 Supplemental Indenture”), dated and effective as of November 17, 2014, among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg public limited liability company (société anonyme), having its registered office at 29, avenue de la Porte Neuve, L-2227 Luxembourg, and registered with the Luxembourg trade and companies register under number B 123550 (“TIFSA”), TYCO INTERNATIONAL LTD., a Swiss company (formerly a Bermuda company) (“Tyco Switzerland”), TYCO INTERNATIONAL PLC, an Irish public limited company (“Tyco Ireland”), TYCO FIRE & SECURITY FINANCE S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions), having its registered office at 29, avenue de la Porte Neuve, L-2227 Luxembourg, and registered with the Luxembourg trade and companies register under number B 190265 (“Tyco Luxembourg”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”).

RECITALS

A. On January 9, 2009, TIFSA, Tyco Switzerland and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) executed an indenture (the “Base Indenture” and, as supplemented and amended, the “Indenture”) under which TIFSA undertook obligations in its role as the “Company” and Tyco Switzerland undertook obligations in its role as “Parent”.

B. Tyco Ireland is a wholly-owned subsidiary of Tyco Switzerland and is executing this 2014 Supplemental Indenture to confirm that it has agreed to issue, and has issued, a Guarantee under the Indenture.

C. Tyco Luxembourg is a direct and indirect wholly-owned subsidiary of Tyco Ireland and is executing this 2014 Supplemental Indenture to confirm that, under the Indenture, it has succeeded to Tyco Switzerland as “Parent” under the Indenture, effective upon the consummation of the sale (the “TIFSA Sale”) by Tyco Switzerland to Tyco Luxembourg of all of Tyco Switzerland’s equity interests in TIFSA, which equity interests constitute substantially all of Tyco Switzerland’s assets.

D. After the TIFSA Sale, Tyco Switzerland is expected to merge into Tyco Ireland, with Tyco Ireland surviving as a publicly traded company.

E. Tyco Switzerland is executing this 2014 Supplemental Indenture to confirm that, effective upon the TIFSA Sale, it has been discharged from its obligations under the Indenture.

F. Section 9.01 of the Indenture provides for the execution of indentures supplemental to the Base Indenture, without the consent of the Holders, to, among other things: (1) add an additional obligor on the Securities and (2) evidence a succession pursuant to Article X of the Base Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, TIFSA, Tyco Switzerland, Tyco Luxembourg, Tyco Ireland and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE I

Section 1.1    Succession by Tyco Luxembourg

Pursuant to Section 10.01 of the Indenture, Tyco Luxembourg hereby: (a) acknowledges and agrees that, effective upon the TIFSA Sale, it will be the successor entity to Tyco Switzerland under the Indenture, (b) expressly assumes, effective upon the TIFSA Sale, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities or the obligations under the Guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by Tyco Switzerland, and (c) acknowledges and affirms that, immediately after the TIFSA Sale, there shall be no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default.

Following the TIFSA Sale, Tyco Luxembourg shall succeed to, and be substituted for, and shall have all obligations and duties of, and may exercise every right and power of, Parent under the Indenture with the same effect as if Tyco Luxembourg had been named as Parent in the Indenture.

Section 1.2    Tyco Ireland Guarantee

At the time of the TIFSA Sale, Tyco Ireland hereby guarantees all covenants and agreements under the Indenture to be performed by Tyco Luxembourg, in its capacity as successor Parent, including the obligations set forth in Section 15.01 of the Base Indenture with respect to the full and unconditional guarantee of the due and punctual payment of the principal of, premium, if any, and interest on each Security when the same shall become due and payable, whether at the stated maturity, by acceleration or otherwise, in accordance with the terms of such Security and the Indenture.

Section 1.3    Discharge of Tyco Switzerland

Pursuant to Section 10.2 of the Indenture, upon Tyco Luxembourg’s succession pursuant to Section 1.1 of this 2014 Supplemental Indenture, Tyco Switzerland shall be discharged from all obligations and covenants under the Indenture, the Securities and any Guarantees and may be liquidated or dissolved.

Section 1.4    No Default

Tyco Ireland and Tyco Switzerland each acknowledge and affirm that, immediately after the TIFSA Sale, it shall not be in default in the performance of any covenant or agreement of the Indenture to be performed or observed by it.

ARTICLE II

MISCELLANEOUS

Section 2.1    Confirmation of Indenture

The Indenture, as supplemented and amended by this 2014 Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this 2014 Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.2    Concerning the Trustee

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this 2014 Supplemental Indenture.

Section 2.3    NEW YORK LAW TO GOVERN

THIS 2014 SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

Section 2.4    Effectiveness

Upon the effectiveness of the TIFSA Sale, Tyco Ireland and Tyco Luxembourg shall deliver to the Trustee an Officers’ Certificate certifying to the effectiveness of the TIFSA Sale.

Section 2.5    Counterparts

This 2014 Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to the Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of the Indenture.

Section 2.6    No Benefit

Nothing in this 2014 Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Securities, any benefit or legal or equitable rights, remedy or claim under this 2014 Supplemental Indenture or the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture 2014-1 to be duly executed as of the time, day and year first written above.

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Managing Director

TYCO INTERNATIONAL LTD.

By:	/s/ Mark Armstrong
Name:	Mark Armstrong
Title:	Senior Vice President and Treasurer

Executed as a deed by
TYCO INTERNATIONAL PLC under its Common Seal
In the presence of:

By:	/s/ Andrea Goodrich
Name:	Andrea Goodrich
Title:	Director

By:	/s/ Arun Nayar
Name:	Arun Nayar
Title:	Director

TYCO FIRE & SECURITY FINANCE S.C.A.

By: TYCO FIRE & SECURITY S.À R.L., its general partner

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Manager

[Signature Page to 2009 Supplemental Indenture 2014-1]

DEUTSCHE BANK TRUST COMPANY AMERICAS, Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Anthony D’Amato
Name:	Anthony D’Amato
Title:	Associate

[Signature Page to 2009 Supplemental Indenture 2014-1]